EXHIBIT 23.1


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form 10/A of our report dated March 18, 2008 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), relating to the financial statements of China Wi-Max Communications, Inc. (a Development Stage Enterprise).



/s/GHP Horwath, P.C.
Denver, Colorado


September 23, 2008